Exhibit 99.1

NEWS RELEASE

Investor Contact:
Jessica Greiner
Director of Investor Relations
Trinity Industries, Inc.
214/631-4420

FOR IMMEDIATE RELEASE

Trinity Industries, Inc. Reports Strong Fourth Quarter and Full Year Results

DALLAS – February 15, 2012 – Trinity Industries, Inc. (NYSE:TRN) today reported net income attributable to Trinity’s stockholders of $56.1 million, or $0.70 per common diluted share for the fourth quarter ended December 31, 2011. Trinity’s results are reflective of higher deliveries of railcars and tank barges and an increased level of railcar sales from the leasing portfolio. Included in the results for the fourth quarter of 2011 was a pre-tax gain of $17.0 million, or $0.14 per common diluted share, related to the final settlement for the disposition of insured property, plant, and equipment damaged by a flood at Trinity’s Missouri barge manufacturing facility in May 2011. Net income for the same quarter of 2010 was $17.3 million, or $0.22 per common diluted share. Results for the fourth quarter of 2010 included a pre-tax charge of $5.9 million, or $0.04 per common diluted share, related to the redemption of the Company’s senior notes.

Revenues for the fourth quarter of 2011 were $941.5 million compared to revenues of $636.0 million for the same quarter of 2010. The Company reported an operating profit of $139.0 million in the fourth quarter of 2011, a 72% increase compared to an operating profit of $81.0 million for the same quarter last year.

For the year ended December 31, 2011, the Company reported net income attributable to Trinity’s stockholders of $142.2 million, or $1.77 per common diluted share. Full year results included a cumulative pre-tax gain of $15.5 million net of insurance deductibles, or $0.12 per common diluted share, related to the May 2011 flood in Missouri and a separate flood event in May 2010 at another barge manufacturing facility in Tennessee. In 2010, the Company reported net income of $67.4 million, or $0.85 per common diluted share. Revenues for the year ended December 31, 2011 were $3.1 billion, a 43% increase compared to revenues of $2.2 billion in 2010.

“Our companies are responding well as economic conditions change,” said Timothy R. Wallace, Trinity’s Chairman, CEO and President. “We continue to see consistent demand for railcars that resulted in a $2.1 billion increase in order backlog during 2011 for our railcar manufacturing companies. Our Rail Group achieved operating leverage associated with higher shipment volumes during the fourth quarter, while our Railcar Leasing and Management Services Group was successful in selling railcars from its lease fleet due to strong secondary market demand. I am pleased with the ability of our Inland Barge Group to quickly recover from the effects of the Missouri flood and finalize the flood’s financial impact before the end of the year.”

In the fourth quarter of 2011, the Rail Group reported revenues of $453.3 million and an operating profit of $34.4 million. This compares to revenues of $204.6 million and an operating profit of $8.8 million in the fourth quarter of 2010. The Rail Group shipped approximately 5,105 railcars and received orders for approximately 6,220 railcars during the fourth quarter. As of December 31, 2011, the Rail Group backlog grew to approximately $2.6 billion, representing approximately 29,000 railcars, compared to a backlog of approximately $2.4 billion as of September 30, 2011, representing approximately 27,885 railcars.

During the fourth quarter of 2011, the Railcar Leasing and Management Services Group reported leasing and management revenues of $127.5 million compared to $118.2 million of leasing and management revenues in the fourth quarter of 2010 due to continued growth in the lease fleet and higher lease rates. Operating profit for this group was $75.9 million for the fourth quarter of 2011 compared to operating profit of $56.7 million during the fourth quarter of 2010. Included in the operating results for the fourth quarter of 2011 were $18.4 million of profits from railcar sales. For the same period last year, the operating results included $2.3 million of profits from railcar sales.

The Inland Barge Group reported revenues of $149.6 million and an operating profit of $39.6 million in the fourth quarter of 2011, including a gain of $17.0 million related to the final settlement for the disposition of insured property, plant, and equipment damaged by the flood last May at its Missouri facility. This compares to revenues of $126.5 million and an operating profit of $16.8 million in the fourth quarter of 2010 which included a net loss of $1.2 million related to expenses incurred as a result of flood damage to the company’s Tennessee barge facility in May of 2010. During the fourth quarter of 2011, the Inland Barge Group received approximately $80 million of orders, and as of December 31, 2011 had a backlog of approximately $495 million compared to a backlog of approximately $564 million as of September 30, 2011.

The Energy Equipment Group recorded revenues of $125.0 million in the fourth quarter of 2011 compared to revenues of $107.6 million in the same quarter of 2010. The group incurred an operating loss of $0.9 million in the fourth quarter of 2011 compared to an operating profit of $5.2 million in the fourth quarter of 2010. The decrease in operating profit for the three month period ended December 31, 2011 was due to transition issues arising from changes in product mix in the wind towers business, as well as competitive pricing on wind towers. The backlog for structural wind towers as of December 31, 2011 was approximately $934 million compared to approximately $930 million as of September 30, 2011. Approximately $412.5 million of this backlog is involved in litigation filed by the Company against one of our structural wind tower customers for breach of contract by failing to comply with the customer’s multi-year, contractual purchase obligations.

Revenues in the Construction Products Group were $142.4 million in the fourth quarter of 2011 compared to revenues of $129.1 million in the fourth quarter of 2010. The group recorded an operating profit of $11.2 million in the fourth quarter of 2011 compared to an operating profit of $6.7 million in the fourth quarter of 2010. The increase in revenues and profits for the three month period ended December 31, 2011 compared to the same period in 2010 was primarily attributable to higher volumes in the Highway Products business partially offset by lower shipments in the Concrete and Aggregates business due to the divestitures of several ready mix concrete facilities located in Central Texas in April 2011.

Earnings Outlook
The Company anticipates earnings per common diluted share of between $0.43 and $0.48 for the first quarter of 2012 compared to earnings per common diluted share of $0.30 in the first quarter of 2011. For the full year 2012, the Company anticipates earnings per common diluted share of between $2.35 and $2.55 compared to full year earnings per common diluted share of $1.77 in 2011.

Results for the first quarter and full year 2012 could be impacted by a number of factors, including: the level of operating leverage we achieve as our rail business operates at a relatively steady level of production; the impact of product mix changes in the wind towers business; additional prospective sales of railcars from the leasing portfolio; the amount of profit eliminations due to railcar additions to our Leasing Group; the impact of weather conditions on our Construction Products businesses; and the outcome of pending litigation in our wind towers business.

Conference Call
Trinity will hold a conference call at 11:00 a.m. Eastern on February 16, 2012 to discuss its fourth quarter and full year results. To listen to the call, please visit the Investor Relations section of the Trinity Industries website, www.trin.net. An audio replay may be accessed through the Company’s website or by dialing (402) 220-0120 until 11:59 p.m. Eastern on February 23, 2012.

Trinity Industries, Inc., headquartered in Dallas, Texas, is a multi-industry company that owns a variety of market-leading businesses which provide products and services to the industrial, energy, transportation, and construction sectors. Trinity reports its financial results in five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. For more information, visit: www.trin.net.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year.

- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31,
	2011	2010
Revenues(1)	$941.5	$636.0
Operating costs:
Cost of revenues	779.6	513.4
Selling, engineering, and administrative expenses	57.8	43.7
(Gain)/loss on disposition of property, plant, and equipment:
Net gains on lease fleet sales(1)	(13.1)	(2.3)
Disposition of flood damaged property	(17.0)	0.5
Other	(4.8)	(0.3)

	802.5	555.0

Operating profit	139.0	81.0
Interest expense, net	48.8	45.4
Other (income) expense	(0.2)	5.7

Income before income taxes	90.4	29.9
Provision for income taxes	33.5	11.4

Net income	56.9	18.5
Net income attributable to noncontrolling interest	0.8	1.2

Net income attributable to Trinity Industries, Inc.	$56.1	$17.3

Net income attributable to Trinity Industries, Inc. per common share:
Basic	$0.70	$0.22
Diluted	$0.70	$0.22
Weighted average number of shares outstanding:
Basic	77.7	77.0
Diluted	77.9	77.2

(1) In the fourth quarter of 2011, the Company adopted the emerging industry policy of recognizing sales of railcars from the lease fleet which have been owned by the lease fleet for more than one year as a net gain or loss from the disposal of a long-term asset. Proceeds from the sales of railcars owned more than one year at the time of sale were $42.7 million and $16.0 million for the three months ended December 31, 2011 and 2010, respectively. There is no change in accounting treatment for sales of railcars from the lease fleet which have been owned by the lease fleet for one year or less which continue to be reported in revenues and cost of revenues. Operating profit from sales of railcars owned one year or less at the time of sale was $5.3 million and $— million for the three months ended December 31, 2011 and 2010, respectively. Prior year reported amounts have been reclassified to conform to this policy.

Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)
(unaudited)

	Year Ended December 31,
	2011	2010
Revenues(1)	$3,075.1	$2,155.5
Operating costs:
Cost of revenues	2,482.9	1,689.6
Selling, engineering, and administrative expenses	209.1	186.3
Gain on disposition of property, plant, and equipment:
Net gains on lease fleet sales(1)	(16.2)	(6.6)
Disposition of flood damaged property	(17.6)	(9.7)
Other	(8.4)	(7.9)

	2,649.8	1,851.7

Operating profit	425.3	303.8
Interest expense, net	183.8	180.7
Other (income) expense	4.0	6.8

Income before income taxes	237.5	116.3
Provision for income taxes	91.8	40.9

Net income	145.7	75.4
Net income attributable to noncontrolling interest	3.5	8.0

Net income attributable to Trinity Industries, Inc.	$142.2	$67.4

Net income attributable to Trinity Industries, Inc. per common share:
Basic	$1.77	$0.85
Diluted	$1.77	$0.85
Weighted average number of shares outstanding:
Basic	77.5	76.8
Diluted	77.8	77.0

(1) In the fourth quarter of 2011, the Company adopted the emerging industry policy of recognizing sales of railcars from the lease fleet which have been owned by the lease fleet for more than one year as a net gain or loss from the disposal of a long-term asset. Proceeds from the sales of railcars owned more than one year at the time of sale were $60.6 million and $33.6 million for the years ended December 31, 2011 and 2010, respectively. There is no change in accounting treatment for sales of railcars from the lease fleet which have been owned by the lease fleet for one year or less which continue to be reported in revenues and cost of revenues. Operating profit from sales of railcars owned one year or less at the time of sale was $13.2 million and $0.2 million for the years ended December 31, 2011 and 2010, respectively. Prior year reported amounts have been reclassified to conform to this policy.

Trinity Industries, Inc.
Condensed Segment Data
(in millions)
(unaudited)

	Three Months Ended December 31,
Revenues:	2011	2010
Rail Group	$453.3	$204.6
Construction Products Group	142.4	129.1
Inland Barge Group	149.6	126.5
Energy Equipment Group	125.0	107.6
Railcar Leasing and Management Services	156.6	119.2
Group(1)
All Other	16.4	14.0
Eliminations – lease subsidiary	(72.7)	(43.3)
Eliminations – other	(29.1)	(21.7)

Consolidated Total	$941.5	$636.0

Operating profit (loss):	Three Months Ended December 31,
	2011	2010
Rail Group	$34.4	$8.8
Construction Products Group	11.2	6.7
Inland Barge Group	39.6	16.8
Energy Equipment Group	(0.9)	5.2
Railcar Leasing and Management Services	75.9	56.7
Group(1)
All Other	(3.0)	(5.4)
Corporate	(13.0)	(5.2)
Eliminations – lease subsidiary	(5.0)	(2.0)
Eliminations – other	(0.2)	(0.6)

Consolidated Total	$139.0	$81.0

(1) In the fourth quarter of 2011, the Company adopted the emerging industry policy of recognizing sales of railcars from the lease fleet which have been owned by the lease fleet for more than one year as a net gain or loss from the disposal of a long-term asset. There is no change in accounting treatment for sales of railcars from the lease fleet which have been owned by the lease fleet for one year or less which continue to be reported in revenues and cost of revenues. Prior year reported amounts have been reclassified to conform to this policy.

Trinity Industries, Inc.
Condensed Segment Data
(in millions)
(unaudited)

	Year Ended December 31,
Revenues:	2011	2010
Rail Group	$1,274.7	$522.1
Construction Products Group	590.1	578.8
Inland Barge Group	548.5	422.3
Energy Equipment Group	472.8	419.6
Railcar Leasing and Management Services Group(1)	552.0	464.5
All Other	61.8	48.5
Eliminations – lease subsidiary	(325.5)	(216.8)
Eliminations – other	(99.3)	(83.5)

Consolidated Total	$3,075.1	$2,155.5

Operating profit (loss):	Year Ended December 31,
	2011	2010
Rail Group	$77.3	$1.5
Construction Products Group	53.4	47.4
Inland Barge Group	106.4	69.0
Energy Equipment Group	8.9	35.1
Railcar Leasing and Management Services	254.5	207.0
Group(1)
All Other	(3.8)	(11.4)
Corporate	(43.6)	(33.8)
Eliminations – lease subsidiary	(28.3)	(8.4)
Eliminations – other	0.5	(2.6)

Consolidated Total	$425.3	$303.8

(1) In the fourth quarter of 2011, the Company adopted the emerging industry policy of recognizing sales of railcars from the lease fleet which have been owned by the lease fleet for more than one year as a net gain or loss from the disposal of a long-term asset. There is no change in accounting treatment for sales of railcars from the lease fleet which have been owned by the lease fleet for one year or less which continue to be reported in revenues and cost of revenues. Prior year reported amounts have been reclassified to conform to this policy.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	December 31,	December 31,
	2011	2010
Cash and cash equivalents	$351.1	$354.0
Short-term marketable securities	—	158.0
Receivables, net of allowance	384.3	232.0
Income tax receivable	1.6	7.4
Inventories	549.9	331.3
Restricted cash	240.3	207.1
Net property, plant, and equipment	4,179.5	4,112.0
Goodwill	225.9	197.6
Other assets	188.4	160.6

	$6,121.0	$5,760.0

Accounts payable	$207.4	$132.8
Accrued liabilities	421.3	375.6
Debt, net of unamortized discount of $99.8 and $111.1	2,974.9	2,907.7
Deferred income	38.7	33.6
Deferred income taxes	434.7	391.0
Other liabilities	95.7	73.6
Stockholders’ equity	1,948.3	1,845.7

	$6,121.0	$5,760.0

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	December 31,	December 31, 2010
	2011
Property, Plant, and Equipment
Corporate/Manufacturing:
Property, plant, and equipment	$1,242.8	$1,168.7
Accumulated depreciation	(732.8)	(677.3)

	510.0	491.4

Leasing:
Wholly-owned subsidiaries:
Machinery and other	9.6	38.2
Equipment on lease	3,429.3	3,249.8
Accumulated depreciation	(372.9)	(322.6)

	3,066.0	2,965.4

TRIP Holdings:
Equipment on lease	1,257.7	1,282.1
Accumulated depreciation	(122.7)	(90.3)

	1,135.0	1,191.8

Net deferred profit on railcars sold to the Leasing Group:
Sold to wholly-owned subsidiaries	(344.5)	(340.4)
Sold to TRIP Holdings	(187.0)	(196.2)

	(531.5)	(536.6)

	$4,179.5	$4,112.0

Leasing portfolio information:
Portfolio size (number of railcars):
Wholly-owned subsidiaries	54,595	51,910
TRIP Holdings	14,350	14,700

Total fleet	68,945	66,610
Portfolio utilization:
Wholly-owned subsidiaries	99.3%	99.3%
TRIP Holdings	99.9%	99.9%
Total fleet	99.5%	99.4%

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	December 31,	December 31,
	2011	2010
Debt
Corporate/Manufacturing – Recourse:
Revolving credit facility	$—	$—
Convertible subordinated notes	450.0	450.0
Less: unamortized discount	(99.8)	(111.1)

	350.2	338.9
Other	4.2	2.8

	354.4	341.7

Leasing:
Wholly-owned subsidiaries:
Recourse:
Capital lease obligations	48.6	51.2
Term loan	54.7	57.4

	103.3	108.6

Non-recourse:
Secured railcar equipment notes	842.0	879.5
Warehouse facility	308.5	80.2
Promissory notes	465.5	493.8

	1,616.0	1,453.5

TRIP Holdings — Non-recourse:
Warehouse loan	—	1,003.9
Senior secured notes	170.0	—
Less: Held by Trinity	(108.8)	—

	61.2	—
Secured railcar equipment notes	840.0	—

	901.2	1,003.9

	$2,974.9	$2,907.7

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	December 31,	December 31,
	2011	2010
Leasing Debt Summary
Total Recourse Debt	$103.3	$108.6
Total Non-Recourse Debt (1)	2,517.2	2,457.4

	$2,620.5	$2,566.0

Total Leasing Debt
Wholly-owned subsidiaries	$1,719.3	$1,562.1
TRIP Holdings(1)	901.2	1,003.9

	$2,620.5	$2,566.0

Equipment on Lease(2)
Wholly-owned subsidiaries	$3,066.0	$2,965.4
TRIP Holdings	1,135.0	1,191.8

	$4,201.0	$4,157.2

Total Leasing Debt as a % of Equipment on Lease
Wholly-owned subsidiaries	56.1%	52.7%
TRIP Holdings	79.4%	84.2%
Combined	62.4%	61.7%
(1) Excludes $108.8 million in TRIP Holdings’ Senior Secured Notes owned by Trinity and eliminated in consolidation.
(2) Excludes net deferred profit on railcars sold to the Leasing Group

Trinity Industries, Inc.
Earnings per Share Calculation
(in millions, except per share amounts)
(unaudited)

Basic net income attributable to Trinity Industries, Inc. per common share is computed by dividing net income attributable to Trinity remaining after allocation to unvested restricted shares by the weighted average number of basic common shares outstanding for the period.

	Three Months Ended			Three Months Ended
	December 31, 2011			December 31, 2010
					Average
	Income (Loss)	Average Shares	EPS	Income (Loss)	Shares	EPS
Net income attributable to Trinity Industries, Inc.	$56.1			$17.3
Unvested restricted share participation	(1.8)			(0.6)

Net income attributable to Trinity Industries, Inc. – basic	54.3	77.7	$0.70	16.7	77.0	$0.22

Effect of dilutive securities:
Stock options	—	0.2		—	0.2

Net income attributable to Trinity Industries, Inc. – diluted	$54.3	77.9	$0.70	$16.7	77.2	$0.22

	Year Ended			Year Ended
	December 31, 2011			December 31, 2010
					Average
	Income (Loss)	Average Shares	EPS	Income (Loss)	Shares	EPS
Net income attributable to Trinity Industries, Inc.	$142.2			$67.4
Unvested restricted share participation	(4.8)			(2.3)

Net income attributable to Trinity Industries, Inc. – basic	137.4	77.5	$1.77	65.1	76.8	$0.85

Effect of dilutive securities:
Stock options	—	0.3		—	0.2

Net income attributable to Trinity Industries, Inc. – diluted	$137.4	77.8	$1.77	$65.1	77.0	$0.85

Trinity Industries, Inc.
Reconciliation of EBITDA
(in millions)
(unaudited)

“EBITDA” is defined as income (loss) from continuing operations plus interest expense, income taxes, and depreciation and amortization including goodwill impairment charges. EBITDA is not a calculation based on generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of operations data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance, or as an alternative to operating cash flows as a measure of liquidity. We believe EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented in this press release may not always be comparable to similarly titled measures by other companies due to differences in the components of the calculation.

	Three Months Ended December 31,
	2011	2010
Net income	$56.9	$18.5
Add:
Interest expense	49.1	45.8
Provision for income taxes	33.5	11.4
Depreciation and amortization expense	48.6	46.3

Earnings before interest expense, income taxes, and depreciation and amortization expense	$188.1	$122.0

	Year Ended December 31,
	2011	2010
Net income	$145.7	$75.4
Add:
Interest expense	185.3	182.1
Provision for income taxes	91.8	40.9
Depreciation and amortization expense	192.9	189.6

Earnings before interest expense, income taxes, and depreciation and amortization expense	$615.7	$488.0

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